                                                                    EXHIBIT 10.5

                               SEVERANCE AGREEMENT


         AGREEMENT between Packaged Ice, Inc., a Texas corporation ("Company") and James F. Stuart ("Stuart") dated as of April 19, 2001.

         WHEREAS, Stuart and the Company are parties to an Employment Agreement dated August 1, 1998 (the "Employment Agreement"), pursuant to which Stuart would be paid severance compensation in the event of an involuntary termination; and

         WHEREAS, subject to the terms and conditions of this Agreement, Stuart and the Company have agreed that Stuart's employment with the Company would terminate and the Company would pay severance compensation to Stuart; and

         WHEREAS, as a material part of this Agreement, Stuart has agreed to voluntarily resign his employment with the Company and its subsidiaries, and his positions as Chairman, Chief Executive Officer and Director of the Company and its subsidiaries, effective April 19, 2001; for the purposes of this Agreement, the defined term "Company" shall include Packaged Ice, Inc. and all of its subsidiaries and

         WHEREAS, the parties wish to eliminate any questions concerning their mutual obligations with respect to, and arising out of Stuart's resignation from his positions with the Company;

                  NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties agree as follows:

         1. Stuart hereby resigns, and the Company hereby accepts, Stuart's resignation from his position as Chairman and Chief Executive Officer and as a member of the Board of Directors of the Company effective as of the date hereof (the "Termination Date"). Such resignation shall be deemed to also constitute Stuart's resignation as an officer and a director of any related companies. Stuart shall also be deemed to have resigned from all other positions, titles and duties held by him by reason of his association with the Company.

         2. For a period commencing April 20, 2001 and ending February 29, 2004, the Company will pay Stuart the sum of $250,000 per annum, less any applicable withholding taxes. This sum will be paid in equal installments in accordance with the Company's now existing regular payroll schedule for its executives. In the event of Mr. Stuart's death or disability prior to February 29, 2004, this compensation will continue without interruption. Payment would be made to Mr. Stuart's personal representative in the event of his death.

         3. For a period of eighteen (18) months following the effective date of Stuart's resignation, the Company will continue to pay the full-premium cost of continuing the enrollment of Stuart and his current dependents in the Company's group health plan provided that Stuart will still be required to pay his portion of the dependent care coverage as required of employees under the current group health plan. If required by applicable law, this coverage shall be pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), in the manner and on the schedule specified in the COBRA instructions the Company will be furnishing to him. If upon expiration of this 18-month period Stuart or any of his dependents are no longer eligible to be covered under the Company's group health plan, the Company will reimburse Stuart for the reasonable cost of continuing the enrollment of Stuart and any affected dependents in a comparable replacement medical benefits plan through February 29, 2004 provided that Stuart will still be required to pay his portion of the dependent care coverage as required of employees under the current group health plan. If Stuart or any of his dependents is eligible to be covered under the Company's group health plan after the 18 month COBRA period, the Company shall continue to pay the full premium cost of continuing the enrollment of Stuart and his dependents in the Company's group health plan provided that Stuart will still be required to pay his portion of the dependent care coverage as required of employees under the current group health plan.

         4. Within 30 days following the date hereof, the Company will pay Stuart for any vacation he earned but has not used as of the effective date of his resignation, to the extent the same has not already been paid. In addition, within 30 days following the date hereof, the Company will reimburse Stuart for all ordinary and necessary expenses incurred by him during his employment, including, without limitation, $18,000 representing unreimbursed automobile expenses incurred since November 1999.

         5. Except as provided in Sections 2, 3 and 4 of this Agreement, the Company shall have no obligation to make any other payments or provide any other benefits to Stuart on or after the Termination Date. The parties agree that this Section 5 shall supersede any provisions to the contrary set forth in the Employment Agreement.

         6. Notwithstanding Stuart's resignation, the Company will honor and shall otherwise cause to be honored its grants of non-qualified options to Stuart, which shall remain in full force and effect, but

                           (a) Stuart's right to such option shares shall be deemed fully (100%) vested on the effective date of his resignation and shall thereafter remain exercisable;

                           (b) Stuart (or his heirs and assigns) shall be permitted to exercise the options through April 19, 2004 at which time all unexercised options will expire;

                           (c) except as stated herein, the grants of options shall remain subject to all terms and conditions set forth in the applicable stock option plans and stock option agreements. Such plan and agreements shall be considered amended for all purposes to the extent inconsistent with the terms hereof.

         7. Within 30 days following the date hereof, the Company will transfer to Stuart all key man life insurance policies on his life, and Stuart will be responsible for all premium payments or liability therefor.

         8. Stuart agrees to provide consulting services to the Company for the period ending March 2, 2004 at the request of the Company's Chief Executive Officer or at the request of the Board of Directors, provided, however, Stuart will not, and will not be obligated to, undertake any services without the express written request of the Chief Executive Officer of Board of Directors received in advance. Stuart agrees not to contact any Company investment banker, analyst, portfolio manager, investor, customer, vendor or employee on behalf of the Company or in any manner which interferes with the Company's established relationship with any of the foregoing, without the written approval of the Company's Chief Executive Officer or the Board of Directors.

         9. Stuart confirms that he has delivered and returned to the Company any and all property of the Company (including but not limited to files, records, computer disks and related materials, office access keys and office equipment) in good condition, ordinary wear and tear excepted; provided, however, that Stuart shall be entitled to retain the cellular telephone currently in his possession, and the Company hereby assigns, sells and conveys to Stuart all the Company's rights, title and interest in and to said telephone. Stuart shall be responsible for payment of all charges associated with said cellular telephone after the Termination Date.

         10. The Company and Stuart agree that the terms and conditions of the Indemnification Agreement dated October 18, 1994 between Company and Stuart shall remain in full force and effect and shall survive the termination of Stuart's employment and directorship relationship with the Company in accordance with their terms. The Indemnification Agreement shall be amended to the extent necessary to cause such survival through the expiration of any applicable statute of limitations.

         11. Stuart will refrain from disparaging the Company or its services, products, directors, agents, or employees in any manner, and from any other action that may lead to the impairment of the Company's reputation and good standing in the community and industry, or that may interfere with its relationships with others with whom it does business, or with its customers or employees, except as may be necessary to comply with a valid order, subpoena or law and after reasonable notice has been given to the Company that Stuart is or may become under a legal duty to make disparaging remarks, opinions or disclosures. The Company's officers and directors will refrain from disparaging, in any manner, Stuart's personal or business reputation or standing in the community and industry, and, subject to Section 15 below, from interfering with Stuart's pursuit of other gainful employment, except as may be necessary to comply with a valid order, subpoena or law and after reasonable notice has been given to Stuart that the Company is or may become under a legal duty to make disparaging remarks, opinions or disclosures.

         12. Stuart will cooperate fully with the Company and its attorneys concerning any current or future litigation or other legal matter affecting the Company, to the extent that Stuart has or may have knowledge of facts pertaining thereto. The Company will strive to minimize the amount of time required of Stuart, if any, for this purpose. Stuart will be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

         13. Stuart does, for himself and his heirs, agents, executors, administrators, and assigns hereby RELEASE and FOREVER DISCHARGE the Company and its directors, officers, employees, agents, successors, assigns, and affiliated entities from any and all claims, actions, and causes of action of whatever kind or nature, which he may now have or ever may have had against the said releasees, whether known or unknown to him, such as may have arisen in whole or in part at any time prior to the execution of this Severance Agreement. The claims being waived by virtue of this Severance Agreement include, but are not limited to those arising under

                  o        The Age Discrimination in Employment Act, 29 U.S.C.
                           Section 621, et seq.;

                  o        The Americans with Disabilities Act, 42 U.S.C.
                           Section 12101, et seq.;

                  o The Family & Medical Leave Act, 29 U.S.C. Section 2601, et seq.;

                  o Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq.;

                  o        The Texas Commission on Human Rights Act, Labor Code
                           Section 21.001, et seq.;

                  o        Chapter 451, Texas Labor Code; and

                  o The common or statutory laws of the United States or the State of Texas, whether in tort or in contract, and SPECIFICALLY INCLUDING ANY CLAIM STUART MIGHT MAKE FOR NEGLIGENCE.

                  Stuart also promises that he will not file any sort of lawsuit or claim against the releasees in any court of law or with any federal, state or local governmental agency. The claims released hereby do not include any obligations of the Company under this Agreement.

         14. The Company does, for itself and its directors, officers, employees, agents, successors, assigns, and affiliated entities hereby RELEASE and FOREVER DISCHARGE Stuart and his heirs, agents, executors, administrators, and assigns from any and all claims, actions, and causes of action of whatever kind or nature, which it may now have or ever may have had against the said releasees, whether known or unknown to the Company, such as may have arisen in whole or in part at any time prior to the execution of this Severance Agreement. The claims being waived by virtue of this Severance Agreement include, but are not limited to ANY CLAIMS THE COMPANY MIGHT MAKE FOR NEGLIGENCE. The Company also promises that it will not file any sort of lawsuit or claim against the releasees in any court of law or with any federal, state or local governmental agency. The claims released hereby do not include any obligations of Stuart under this Agreement.

         15. Notwithstanding Sections 13 and 14 hereof, the following sections of the Employment Agreement shall remain in full force and effect:

                  o Section 6, Disclosure of Confidential Information, Covenant Not to Compete;

                  o        Subsection 7.2, Injunctive Relief;

                  o        Subsection 7.7, Governing Law; and

                  o Subsection 7.8, Arbitration, it being understood that the parties intend to invoke the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., or if such law is inapplicable for any reason, then the Texas General Arbitration Act, CIV. PRAC. & REM. CODE Section 171.001, et seq.

                  It is further agreed that Subsections 7.7 and 7.8 of the Employment Agreement shall apply with equal force to this Severance Agreement and are incorporated herein by reference, as if fully set forth.

         16. In the event Stuart materially breaches this Severance Agreement or the continuing provisions of the Employment Agreement as described in Section 15 above, which breach has an adverse effect on the Company, Stuart agrees that he shall no longer be entitled to any of the payments described in Sections 2 and 3 hereof, and that all unexercised stock options in the Company held by him shall terminate, it being understood that such payments are in consideration of Stuart's covenants and agreements hereunder. Notwithstanding the foregoing, the Company shall have all other rights and remedies to which it is entitled under law in the event Stuart breaches this Severance Agreement or the continuing provisions of the Employment Agreement as described in Section 15 above.

         17. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, any waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         18. This Severance Agreement contains the complete and exclusive expression of all promises and representations made between the parties. Except as stated above, this Severance Agreement supersedes and replaces all prior agreements and understandings between the parties, both written and oral. No additional or contrary promise or representation, or any amendments to this Severance Agreement, shall be binding upon either party unless reduced to writing and signed by Stuart and a duly authorized officer of the Company on a date subsequent to the date of execution of the present Agreement.

         19. Stuart acknowledges that, with reference to the execution of this Severance Agreement,

                  o The consideration to be received by Stuart pursuant to this Agreement exceeds that which is owed to him by law;

                  o Stuart has been advised in writing to consult with an attorney prior to executing this Severance Agreement;

                  o Stuart has waived any right to consider this Severance Agreement for 21 days; and

                  o Stuart understands that, for a period of seven (7) days following his execution of this Severance Agreement, he may revoke it, and that the agreement created by this document shall not become effective or enforceable until after seven (7) days.

         20. This Severance Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         21. Nothing contained in this Agreement shall be construed in any way as an admission by the Company or Stuart that either of them has acted wrongfully with respect to the other or with respect to any other person, and each party specifically disclaims any liability to, or wrongful acts against, the other, on the part of themselves or their representatives, affiliates, associates, employees or agents.

         22. Neither party may assign this Agreement to anyone without the express prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that the Company may assign this Agreement to a successor by merger or sale of substantially all of the Company's business. Upon any such assignment by the Company, the Company shall remain liable for its obligations hereunder and the successor or assignee shall expressly assume such obligations. This Agreement shall inure to the benefit of Stuart's heirs or legatees upon his death and to the benefit of any permitted assigns.

         23. This Agreement shall survive the death or disability of Stuart and all the rights and entitlements of Stuart under this Agreement and any relevant option plans and agreements shall inure to the benefit of Stuart's personal representatives, heirs, administrators and executors and shall be binding on the Company and its successors and assigns.

         IN WITNESS WHEREOF, the parties have affixed their signatures in the spaces provided on this 19th day of April, 2001.

PACKAGED ICE, INC.                           JAMES F. STUART, AN INDIVIDUAL:



By:      /s/ A.J. Lewis III                        /s/ James F. Stuart
   -----------------------------------       -----------------------------------
Name:        A.J. Lewis III
      --------------------------------
Title:         Chairman of the Board
         -----------------------------


Attest:

By:      /s/ Jimmy C. Weaver
   -----------------------------------
Name:        Jimmy C. Weaver
      --------------------------------
Title:         President & COO
      --------------------------------